UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreements

On July 21, 2020, with the approval of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of SunPower Corporation, a Delaware corporation (the “Company”), the Company entered into an employment agreement with Thomas H. Werner, the Corporation’s President and Chief Executive Officer. On July 24, 2020, also with the approval of the Compensation Committee, the Company entered into employment agreements with Manavendra S. Sial, Douglas J. Richards, and Kenneth L. Mahaffey, who serve as the Company’s Chief Financial Officer, Executive Vice President, Administration, and Executive Vice President and General Counsel, respectively. These employment agreements will become effective upon the expiration of each executive’s current employment agreement in August 2020.

Each employment agreement provides that the executive’s employment is “at-will” and may be terminated at any time by either party. The primary purpose of the agreements is to provide certain severance benefits for certain employment terminations in connection with a change in control (as defined in the agreement). The agreements also address, among other things, confidentiality and non-solicitation obligations of each executive, and obligations of the Company to provide indemnification to the executives.

Each employment agreement provides for a one-year term that will automatically renew unless the Company provides notice of its intent not to renew at least 60 days prior to the renewal date. The agreements also provide that each executive shall receive a base salary, paid in accordance with the Company’s normal payroll practices, and shall be eligible to receive (i) an annual bonus under the Company’s applicable bonus program, (ii) relocation benefits, if applicable, (iii) benefits pursuant to the Company’s employee benefit plans, (iv) vacation in accordance with the Company’s paid time off policy, and (v) equity awards under the Company’s long-term incentive compensation arrangements.

In the event an executive’s employment is terminated by the Company without cause (as defined in the agreement), or if the executive resigns for good reason (as defined in the agreement), and if such termination or resignation is in connection with a change in control, then the agreements also provide that the executive is entitled to:

(i)	a lump-sum payment equal to such executive’s accrued and unpaid base salary and unreimbursed business expenses (the “Accrued Obligations”);
(ii)	a lump-sum payment equal to the product of (a) two, multiplied by (b) the sum of executive’s base salary and target bonus for the then current fiscal year;
(iii)	continuation of such executive’s and such executive’s eligible dependents’ coverage under the Company’s health, dental and vision plans at the Company’s expense for up to 18 months or, if earlier, the date that the executive becomes eligible for coverage in connection with new employment or self-employment; and
(iv)	full vesting of all of such executive’s then outstanding unvested restricted stock units that would otherwise vest solely based upon continued employment, as of the termination date.

If any of the severance payments, accelerated vesting and lapsing of restrictions would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and be subject to excise tax or any interest or penalties payable with respect to such excise tax, then the executive’s benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such taxes, interest or penalties, whichever results in the executive receiving, on an after-tax basis, the greatest amount of benefits.

Prior to receiving the severance benefits described in the employment agreements, each executive will be required to sign a separation agreement and release of claims.

In the event an executive’s employment is terminated by the Company for any reason other than cause, death or disability (as defined in the agreement), and if such termination does not occur in connection with a change in control, then the agreements provide that the executives shall receive severance benefits in accordance with the Company’s 2019 Management Career Transition Plan or any successor program.

Upon the termination of an executive’s employment by the Company due to death or disability, the executive shall receive the Accrued Obligations and upon the termination of an executive’s employment by the Company for cause or by the executive for other than good reason, the executive shall only receive accrued but unpaid base salary. In all termination circumstances, the executives shall also receive any other benefits (as defined in the agreement) that the executives are entitled to receive upon such terminations.

The foregoing description is qualified in its entirety by the provisions set forth in the form of agreement attached hereto as Exhibit 99.1. Each executive’s personal agreement is in substantially the form attached hereto.

Amendments to 2019 Management Career Transition Plan

On July 24, 2020, with the approval of the Compensation Committee, the Company amended its 2019 Management Career Transition Plan (the “MCTP”) to (i) provide that the Chief Executive Officer will receive a lump-sum payment equivalent to 12 months of his base salary (rather than 24 months), in line with other executives subject to the MCTP; (ii) eliminate outplacement assistance (as a largely unused benefit); and (iii) provide that, upon termination without cause, all of an executive’s then outstanding unvested restricted stock units that would otherwise vest solely based upon continued employment within 12 months will become fully vested as of the termination date pursuant to the applicable equity incentive plan and equity award agreement.

The MCTP, as amended, is attached hereto as Exhibit 99.2 and the foregoing description is qualified in its entirety by the provisions of the MCTP as set forth therein.

Partial Reinstatement of Base Salaries of Certain Executive Officers

On July 27, 2020, the Company announced that the additional temporary reductions in the base salaries of certain of its executive officers, which took effect on April 20, 2020, were rescinded, effective as of July 27, 2020, based on the achievement of previously determined financial milestones. The initial temporary reductions to the base salaries of certain of the Company’s executive officers, as previously approved and announced on March 25, 2020, will remain in effect from and after July 27, 2020, as set forth in the table below.

Executive Officer	Percentage Reduction	Reduced Base Salary ($)
Thomas H. Werner, President and Chief Executive Officer	30%	420,000
Jeffrey Waters, Chief Executive Officer, SunPower Technologies	30%	420,000
Manavendra S. Sial, Executive Vice President and Chief Financial Officer	25%	326,250
Douglas J. Richards, Executive Vice President, Administration	25%	285,000
Kenneth L. Mahaffey, Executive Vice President and General Counsel	25%	251,250

As previously reported, the reductions were approved at management’s request, and full salaries will be subject to reinstatement upon the earlier of (i) the achievement of certain financial milestones, or (ii) January 1, 2021, and are subject in all respects to compliance with local employment and other legal requirements.

Item 7.01.	Regulation FD Disclosure

On July 27, 2020, the Company announced that it had rolled back certain previously announced measures put into place in the spring to address financial and operational impacts of the COVID-19 pandemic, including (i) resuming a regular five-day work week for the portion of the Company’s employees previously reduced to a four-day work week as part of such measures, effective as of June 29, 2020 for U.S. employees and July 1, 2020 for most other employees, and (ii) reinstating the full salaries of all of its employees previously reduced as part of such measures, effective as of July 27, 2020, other than the salaries of those at the Executive Vice President level and above, including certain of its executive officers, as detailed in Item 5.02.

The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Form of Executive Employment Agreement
99.2	2019 Management Career Transition Plan as amended July 24, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

July 27, 2020	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel